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                                                                    Exhibit 10.5

                             NON-COMPETE AGREEMENT
                             ---------------------

     This NON-COMPETE AGREEMENT (this "Agreement"), dated as of May 7, 1997, is made and entered into by and among BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Company"), THE PRIME GROUP, INC., an Illinois corporation ("TPG"), PRIME GROUP LIMITED PARTNERSHIP, an Illinois limited partnership (together with TPG, the "TPG Group"), and MICHAEL W. RESCHKE, an individual ("Reschke").

     WHEREAS, the Company, through its subsidiaries and affiliates, is engaged primarily in the business of the management, operation, acquisition and development of senior and assisted living facilities and the provision of senior and assisted living services at such facilities;

     WHEREAS, on the date hereof the Company is entering into a series of related transactions (the "Formation") pursuant to which it will acquire, among other things, substantially all of the operations of the senior housing division of TPG and the ownership interests of the TPG Group and its affiliates in a portfolio of two senior and assisted living facilities located in Illinois;

     WHEREAS, Reschke and the TPG Group, directly or through one or more affiliates, will continue to engage in certain real estate-related activities after the Formation, including, without limitation, the continued ownership of the senior and assisted living facility known as The Island on Lake Travis located in Lago Vista, Texas (the "Island"); and

     WHEREAS, as a condition to the consummation of the transactions described above, and in an effort to eliminate potential conflicts of interest that may arise in the future as a result of the continuing activities of Reschke and the TPG Group, the parties hereto desire, subject to certain conditions and exceptions set forth herein, to enter into certain agreements restricting the activities of Reschke and the TPG Group for a period expiring on the earlier of
(i) four (4) years from the effective date of the Company's initial public offering of its Common Stock, $0.01 par value per share (the "IPO"), or (ii) one
(1) year from the date of a merger or sale of all or substantially all of the stock or assets of the Company.
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                                  AGREEMENTS
                                  ----------


          NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.

          (a) Previously Defined Terms. Each capitalized term defined in the first paragraph and Recitals hereof shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

          (b) Additional Definitions. In addition to the terms defined in the first paragraph and Recitals hereof, whenever used herein, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context clearly requires otherwise:

          "Affiliate" means (i) any entity in which Reschke and the TPG Group (either individually or collectively) own or control, directly or indirectly, fifty percent (50%) or more of the outstanding equity interests, (ii) any entity with respect to which Reschke and the TPG Group (either individually or collectively) have the right or power, directly or indirectly, to cause such entity to (x) develop or acquire an interest in any facilities of the type included within the Primary Business of the Company or (y) manage or operate any such facilities, in either case without the consent or approval of a third party equity owner, and (iii) any entity with respect to which Reschke and the TPG Group (either individually or collectively) have the right or power, directly or indirectly, to withhold consent or approval of (x) the development of, or an acquisition by such entity of an interest in, any facilities of the type included within the Primary Business of the Company or (y) the engagement by such entity in the management or operation of any such facilities, in either case where such consent or approval is required as a condition to consummation of such acquisition or the engagement in such activity.

          "Primary Business of the Company" means the ownership, management, operation, acquisition and development of senior and asslsted living and semi-acute care facilities.

     2.   Prohibitions.

          (a) Subject to subsections 2 (b) and 2 (c) below, from and after the date hereof and during the term of this Agreement, neither Reschke, the TPG Group nor any Affiliate will develop any facility or acquire any facility or any direct or indirect interest

                                      -2-
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therein, or manage or operate any such facility, that is of the type included within the Primary Business of the Company; provided, that the foregoing shall not prohibit any of Reschke, the TPG Group or any Affiliate from providing any mortgage financing, from acting as lessor in any sale-leaseback transaction or from providing any other subordinated debt with respect to any facilities of the type included within the Primary Business of the Company. It is expressly acknowledged and agreed that, subject to subsections 2 (b) and 2(c) below, the prohibitions set forth in this subsection 2(a) shall apply only to any interest in, or the development, management or operation of, any facility of the type included within the Primary Business of the Company located anywhere within the continental United States of America.

          (b) Excluded from the restrictions set forth in subsection 2(a) are the following properties and interests: (i) any interest in the Company; (ii) the Island and any interest therein; (iii) any activity which a majority of the independent members of the board of directors of the Company determines not to be competitive with any facility which the Company owns or plans to acquire or develop; (iv) less than 5% of any class of securities listed on a national securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System Market; and (v) subject to the proviso at the end of this clause (v), any facilities acquired after the date of this Agreement that are similar to those acquired, developed, managed or owned by the Company, but only to the extent such facilities are acquired in connection with the acquisition of a group of properties; provided, that in the event of any such acquisition permitted by this clause (v), the Company shall have the right and opportunity to purchase such similar facilities from Reschke, the TPG Group or any Affiliate, as applicable, at a price equal to the fair market value (as determined (i) by an independent appraiser acceptable to both Reschke, TPG or such Affiliate, on the one hand, and the Company, on the other hand or (ii) by any other means mutually acceptable to Reschke, TPG or such Affiliate, on the one hand, and the Company, on the other hand) of such similar facilities.

     3. Term. This Agreement shall be in effect from and after the date hereof and shall continue in effect for a period expiring on the earlier of (i) four (4) years from the closing date of the IPO or (ii) one (1) year from the date of a merger of the Company or the sale of all or substantially all of the stock or assets of the Company.

     4. Reasonable Limit. The parties hereto have attempted to set forth certain restrictions only to the extent necessary to protect the interests of the Company. Each of Reschke and the TPG Group expressly acknowledges that the restrictive covenant contained in subsection 2(a) above along with the exceptions thereto contained in subsections 2(b) and 2(c) above, constitutes

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a reasonable restriction. If, however, the scope or enforceability of the restrictive covenant contained in this Agreement is disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes is reasonable under the circumstances existing at the time.

     5. Breach of Agreement.

          (a) A party aggrieved shall notify the other party in writing of any conflicts, disputes or claims of breach arising under this Agreement. Within ten
(10) business days after such notice is sent, the parties shall meet, shall develop, as fully as possible, the facts relating to the conflict, dispute or alleged breach, and shall attempt to resolve the same, it being understood and agreed that any such resolution shall be subject to the consent and approval of a majority of the Company's independent directors. If resolution of the dispute is not made to the satisfaction of the aggrieved party within thirty (30) days after the notice is sent, the aggrieved party may pursue its legal and equitable remedies.

          (b) In the event of breach of this Agreement, each of Reschke and the TPG Group acknowledges that the remedy at law would be inadequate and that, in addition to monetary damages, the Company shall be entitled, after compliance with the dispute mechanism described in subsection 5(a) above, to seek an injunctive order restraining such breach.

     6. Transferability. The parties hereto agree that this Agreement shall inure to the benefit of the Company, and its successors and assigns and shall be transferable and assignable by the Company in connection with the sale or other transfer of an equity interest in the Company of greater than 50% to an entity that is not an Affiliate. Upon any such transfer or assignment, and subject to
Section 3, this Agreement shall remain in full force and effect between Reschke and the TPG Group, on one hand, and such transferees, assignees or successors in interest, on the other hand. This Agreement shall be binding upon the successors and assigns of all or substantially all of the business of the TPG Group.

     7. Waiver. The waiver by any party to this Agreement of a breach by any party or any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any other party. No waiver of any provision of this Agreement shall be effective, unless in writing and signed by the party waiving its rights, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided further that no waiver by the Company shall be effective unless accompanied by a certificate of an executive officer of the Company certifying that a majority of the independent directors of the Company have consented to and approved such waiver.

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     8. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service guaranteeing next business day delivery, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, in each case with applicable postage or delivery charges prepaid, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

          If to the Company, to:

               Brookdale Living Communities, Inc.
               77 West Wacker Drive
               Suite 3900
               Chicago, Illinois 60601
               Attn: President

          With a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attn: Wayne D. Boberg

          If to the TPG Group or any member thereof, to:

               c/o The Prime Group, Inc.
               77 West Wacker Drive
               39th F1oor
               Chicago, Illinois 6060l
               Attn: Michael W. Reschke

          With a copy to:

               The Prime Group, Inc.
               77 West Wacker Drive
               Suite 3900
               Chicago, Illinois 60601
               Attn: Robert J. Rudnik

          If to Michael W. Reschke, to:

               c/o The Prime Group, Inc.
               77 West Wacker Drive
               39th F1oor
               Chicago, Illinois 60601
               Attn: Michael W. Reschke


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     9. Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     11. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     12. Governing Law. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (excluding the choice of law provisions thereof).

                           [signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Non-Compete
Agreement to be duly executed and delivered on their behalf as of the date first above written.


                                             THE COMPANY:

                                             BROOKDALE LIVING COMMUNITIES, INC.,
                                             a Delaware corporation

                                             By: /s/ Mark J. Schulte
                                                 -------------------------------
                                             Name: Mark J. Schulte
                                                   -----------------------------
                                             Its: President
                                                  ------------------------------


                                             RESCHKE AND THE TPG GROUP:

                                             /s/ Michael W. Reschke
                                             -----------------------------------
                                                 Michael W. Reschke


                                             THE PRIME GROUP, INC.,
                                             an Illinois corporation

                                             By: /s/ Richard S. Curto
                                                 -------------------------------
                                             Name: Richard S. Curto
                                                   -----------------------------
                                             Its: Executive Vice President
                                                  ------------------------------


                                             PRIME GROUP LIMITED PARTNERSHIP,
                                             an Illinois limited partnership

                                             By: /s/ Michael W. Reschke
                                                 -------------------------------
                                                 Michael W. Reschke
                                                 Managing General Partner


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